EXHIBIT 3.1

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20080622231-56
Ross Miller Secretary of State State of Nevada	Filing Date and Time 09/19/2008 9:00 AM
	Entity Number C21248-1995

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Dover Holding Corporation

2. The articles have been amended as follows: (provide article numbers, if available)

2. The Articles of Incorporation of the Corporation is hereby amended by replacing Article FOURTH, in its entirety, with the following:
The total number of shares which the Company shall have the authority to issue is One Hundred Thirty Five Million (135,000,000) shares of two classes of capital stock to be designated respectively preferred stock ("Preferred Stock") and common stock ("Common Stock"). The total number of shares of Common Stock the Corporation shall have authority to issue is 130,000,000 shares, par value $0.001 per share. The total number of shares of Preferred Stock the Corporation shall have authority to issue is 5,000,000 shares, par value $0.001 per share. The Preferred Stock authorized by these Articles of Incorporation may be issued in series. The Board of Directors is authorized to establish series of Preferred Stock and to fix, in the manner and to the full extent provided and permitted by law, the rights, preferences and limitations of each series of the Preferred Stock and the relative rights, preferences and limitations between or among such series including, but not limited to: (continued on Appendix A)

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer Frank Crivello, Chief Executive Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 7-1-08

NV089 - 08/04/2008 C T System Online

DOVER HOLDING CORPORATION

Appendix A

(1)	the designation of each series and the number of shares that shall constitute the series;

(2)	the rate of dividends, if any, payable on the shares of each series, the time and manner of payment and whether or not such dividends shall be cumulative;

(3)	whether shares of each series may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

(4)	sinking fund provisions, if any, for the redemption or purchase of shares of each series which is redeemable;

(5)
the amount, if any, payable upon shares of each series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the manner and preference of such payment; and

(6)	the voting rights, if any, in the shares of each series and any conditions upon the exercising of such rights.

The outstanding shares of Common Stock shall be reverse split on a one-for-fifty basis, effective as of the effective date of this Certificate of Amendment. The number of authorized, but unissued shares shall not be affected by the reverse stock split.

Mar-28-03 11:11am From-MIRICK O'CONNELL 508-752-7305 T-776 P.009/012 F-785

FILED #C21248-95

MAR 2 8 2003

IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

DEAN HELLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708

Certificate of Amendment
(PURSUANT TO NRS 78.385/78.390)

Office Use Only

Important: Read attached instructions before completing form.

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
- Remit in Duplicate -

1. Name of corporation: CTI Technology, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

To change the name of the corporation to: Dover Holding Corporation

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: see attached.*

4. Officer Signature (Required):
David M Mack President

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

Nevada Secretary of State Form 78.385 PROFIT AMENDMENT
Revised on 07/24/01

COPY

3.
By Order Confirming, Debtors' and Creditors' Committee's First Amended Joint Plan of Reorganization of the United States Bankruptcy Court, District of Massachusetts, Western Division, the Honorable Henry J. Boroff presiding, dated January 29, 2003.

STATE OF NEVADA

SECRETARY OF STATE

CERTIFICATE OF REINSTATEMENT

I, **DEAN HELLER**, the duly elected Secretary of State of the State of Nevada, do hereby certify that **CTI TECHNOLOGY, INC.** a corporation formed under the laws of the State of **NEVADA** having paid all filing fees, licenses, penalties and costs, in accordance with the provisions of Title 7 of the Nevada Revised Statutes as amended, for the years and in the amounts as follows:

2001-2002	List of Officers + penalty	$135.00
2002-2003	List of Officers + penalty	$135.00
Reinstatement		$200.00
total		$470.00

and otherwise complied with the provisions of said section, the said corporation has been reinstated, and that by virtue of such reinstatement it is authorized to transact its business in the same manner as if the aforesaid filing fees, licenses, penalties and costs had been paid when due.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office in Carson City, Nevada, on **March 31, 2003.**

THE GREAT SEAL OF THE STATE OF
NEVADA

DEAN HELLER
Secretary of State

By:

Certification Clerk

SESEP. 6.20001511:40AM DATA REPORTING CORP NO.897 4790 P.20/20

SECRETARY OF STATE

THE GREAT SEAL OF THE STATE OF NEVADA

ALL FOR OUR COUNTRY

STATE OF NEVADA

CERTIFICATE OF EXISTENCE WITH STATUS IN GOOD STANDING

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that I am, by the laws of said State, the custodian of the records relating to filings by corporations, limited-liability companies, limited partnerships, limited-liability partnerships and business trusts pursuant to Title 7 of the Nevada Revised Statutes which are either presently in a status of good standing or were in good standing for a time period subsequent of 1976 and am the proper officer to execute this certificate.

I further certify that the records of the Nevada Secretary of State, at the date of this certificate, evidence, **CTI TECHNOLOGY, INC.**, as a corporation duly organized under the laws of Nevada and existing under and by virtue of the laws of the State of Nevada since December 5, 1995, and is in good standing in this state.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on September 5, 2000.

Dean Heller

Secretary of State

By [signature]

Certification Clerk

FILED # C21248-95

JUN 06 2000
IN THE OFFICE OF
DEAN HELLER
DEAN HELLER SECRETARY OF STATE

CERTIFICATE OF AMENDMENT
TO THE ARTICLES OF INCORPORATION
OF
BUSINESS VALET SERVICES CORP.

Pursuant to the applicable provisions of the Nevada Business Corporations Act, Business Valet Services Corp. (the "Corporation") adopts the following Articles of Amendment to Its Articles of Incorporation:

FIRST The present name of the Corporation is Business Valet Services Corp.

SECOND: The following amendments to its Articles of Incorporation were adopted by the board of directors and by majority consent of shareholders of the Corporation in the manner prescribed by applicable law.

(1)  The Article entitled ARTICLE I - NAME, is amended to read as follows:

ARTICLE I - NAME

The name of the corporation shall be: CTI Technology, Inc.

(2)  The Article entitled ARTICLE IV - STOCK, is amended to read as follows:

ARTICLE IV - STOCK

Common. The aggregate number of common shares which this Corporation shall have authority to issue is 50,000,000 shares of Common Stock having a par value of $.001 per share. All common stock of the Corporation shall be of the same class, common, and shaft have the same rights and preferences. Fully-paid common stock of this Corporation shall not be liable to any further call or assessment.

Preferred. The Corporation shall be authorized to Issue 5,000,000 shares of Preferred Stock having a par value of $.001 per share and with such rights, preferences and designations determined by the board of directors.

THIRD: The number of shares of the Corporation outstanding and entitled to vote at the time of the adoption of said amendment was 1,597,500.

FOURTH: The number of shares voted for such amendments was 862,500 (54%) and no shares were voted against such amendment.

DATED this 6th day of June 2000.

BUSINESS VALET SERVICES CORPORATION

By:	/s/ Pam Jowett
Pam Jowett, President/Secretary

VERIFICATION

STATE OF UTAH                                 )
                                                                 : ss.
COUNTY OF SALT LAKE                  )

The undersigned being first duly sworn, deposes and states: that the undersigned is the President of Business Valet Services Corporation, that the undersigned has read the Certificate of Amendment and knows the contents thereof and that the same contains a truthful statement of the Amendment duly adopted by the board of directors and stockholders of the Corporation.

/s/ Pam Jowett
Pam Jowett, President/Secretary

STATE OF UTAH                                 )
                                                                 : ss.
COUNTY OF SALT LAKE                  )

Before me the undersigned Notary Public in and for the said County and State, personally appeared the President and Secretary of Business Valet Services Corporation, a Nevada corporation, and signed the foregoing Articles of Amendment as his own free and voluntary acts and deeds pursuant to a corporate resolution for the uses and purposes set forth.

IN WITNESS WHEREOF, I have set my hand and seal this 6th day of June, 2000.

/s/ Thomas G. Kimble
NOTARY PUBLIC

Notary Seal:

SECRETARY OF STATE
THE GREAT SEAL OF THE STATE OF
NEVADA
STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **BUSINESS VALET SERVICES CORP.** did on the **FIFTH** day of **DECEMBER, 1995**, file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, this FIFTH day of DECEMBER, 1995.

THE GREAT SEAL OF THE STATE OF
NEVADA

Dean Heller

Secretary of State

By Beverly J Davenport

Certification Clerk

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE IF THE
STATE OF NEVADA

DEC 05 1995

ARTICLES OF INCORPORATION
OF
BUSINESS VALET SERVICES CORP

FIRST.   The name of the corporation is:

BUSINESS VALET SERVICES CORP.

SECOND.  Its registered office in the State of Nevada is located at 7604 Delaware Bay Drive, Las Vegas, Nevada 89128, that this Corporation may maintain an office, or offices, insuch other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the ByLaws of said Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada.

THIRD.  The objects for which this Corporation is formed are: To engage in any lawful activity, including, but not limited to the following:

(A)  Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.

(B)  May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized.

(C)  Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.

(D)  Shall have the power to effect litigation in its own behalf and interest in any court of law.

(E)  Shall have power to make contracts.

(F)  Shall have power to hold, purchase and convey real and personal estate and mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country.

(G)  Shall have power to appoint such officers and agents as the affairs of the corporation shall require, and to allow them suitable compensation.

(H)  Shall have power to make By-Laws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.

(I)  Shall have power to dissolve itself.

(J)  Shall have power to adopt and use a common seal or stamp, and alter the same. The use of a seal or stamp by the corporation on any corporate documents is not necessary. The corporation may use a seal or stamp, if it desires, but such use or nonuse shall not in any way affect the legality of the document.

(K)  Shall have power to borrow money and contract debts when necessary for the transaction of its business,. or for the exercise of its corporate rights, privileges or franchises, of for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.

(L)  Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government, and, while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

(M)  Shall have power to purchase, hold, sell and transfer shares of its own capital stock and use therefor its capital, capital surplus, surplus, or other property or fund.

(N)  Shall have power to conduct business, have one or more offices, and hold, purchase mortgage and convey real and personal property in the State of Nevada, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and foreign countries.

(O)  Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation, and, in general to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects set forth in the certificate or articles of incorporation of the corporation, or any amendment thereof.

(P)  Shall have power to make donations for the public welfare or for charitable scientific or educational purposes.

(Q)  Shall have power to enter into partnerships, general or limited, or joint ventures in connection with any lawful activities.

FOURTH. The aggregate number of shares the corporation shall have authority to issue shall be TWENTY FIVE MILLION (25,000,000) shares of common stock, par value one mil ($.001) per share, each share. of common stock having equal rights and preferences, voting privileges and preferences.

FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this Corporation, providing that the number of directors shall not be reduced to fewer than one (1).

The name and post office address of the first Board of Directors shall be one (1) in number and listed as follows:

NAME	POST OFFICE ADDRESS

Stanley K. Stilwell	7604 Delaware Bay Drive Las Vegas, Nevada 89128

SIXTH. The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

SEVENTH.The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

NAME	POST OFFICE ADDRESS

Stanley K. Stilwell	7604 Delaware Bay Drive Las Vegas, Nevada 89128

EIGHTH. The resident agent for this corporation shall be:

STANLEY K. STILWELL

The address of said agent, and the registered or statutory address of this corporation in the state of Nevada shall be:

7604 Delaware Bay Drive
Las Vegas, Nevada 89128

NINTH. The corporation is to have perpetual existence.

TENTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

Subject to the By-Laws, if any, adopted by the Stockholders, to make, alter or amend the By-Laws of the Corporation.

To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation.

By resolution passed by a majority of the whole Board, to designate one (1) or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution, or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee, or committees shall have such name,or names as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least e majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its Board of Directors deems expedient and for the best interests of the Corporation.

ELEVENTH: No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

TWELFTH. No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided however, that the foregoing provision shall not eliminate or limit the liability or a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts of omissions prior to such repeal or modification.

THIRTEENTH. This Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles, of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 22nd day of November, 1995.

Stanley K. Stilwell

STATE OF NEVADA )
: SS.
COUNTY OF CLARK )

On this the 22 day of November, 1995, in Las Vegas, Nevada before me, the undersigned, a Notary Public in and for Las Vegas, State of Nevada personally appeared Stanley K. Stilwell, known to me to be the person whose name is subscribed to the foregoing document and acknowledged to me that he executed the same.

Notary Public-State Of Nevada
COUNTY OF CLARK
ELIZABETH H. CONRAD
My Commission Expires
April 24, 1999

Notary Public

I, Stanley K. Stilwell, hereby accept as Resident Agent for the previously named Corporation.

11-22-95
Date

Stanley K. Stilwell

9